ARMOUR RESIDENTIAL REIT, Inc. Company Update 12/13/19 ARMOUR seeks to create shareholder value through thoughtful investment and risk management that produces current yield and superior risk adjusted returns over the long term.  Our focus on residential real estate finance supports home ownership for a broad and diverse spectrum of Americans by bringing private capital into the mortgage markets.

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 • Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. • This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the company believes to be reliable as of today's date unless otherwise indicated, but cannot be represented that such statements, information or estimates are complete or accurate. • Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. • THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

ARMOUR Overview 3 ARMOUR invests in and manages a leveraged portfolio of mortgage-related assets and U.S. government securities. 1 Capitalization • Total capitalization of $1,372.8 million composed of: ◦ Estimated book value of common stock of $1,184.8 million. ◦ Preferred stock par value of $187.9 million. 2 Dividend Policy • ARMOUR pays dividends monthly. • Since inception, ARR has paid out $1.6 billion in dividends.(1) 3 Shareholder Alignment • Returned $390 million through share repurchases and return of capital since May 2013, including $16.9 million in 2019. • Senior management has made open market purchases of $4.4 million of stock since 2016, including $1.8 million in 2019. 4 Transparency and Governance • Updated portfolio and liability details can be found monthly at www.armourreit.com. • Agency premium amortization is expensed monthly as it occurs.(2) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. 5 ARMOUR REIT Manager • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. (1) Includes both common and preferred stock dividends through November 2019. (2) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology. Information as of 11/30/19

ARMOUR Key Metrics

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Market Date	8/31/19	9/30/19	10/31/19	11/30/19
Common Stock Price	$16.42	$16.75	$16.73	$17.26
Estimated Book Value	$20.68	$20.43	$20.26	$20.11
Common Shares Outstanding	58,983,750	58,889,758	58,889,758	58,917,218
Preferred B Shares Outstanding	7,047,950	7,201,971	7,286,668	7,517,502
Portfolio Size (millions)	$13,807	$12,752	$12,405	$12,211
Interest Rate Swap Notional (millions)	$6,675	$7,075	$7,225	$7,825
Repurchase Agreements (millions)	$12,488	$11,679	$10,790	$10,961
Net TBA Positions (millions)	286	(32)	69	(442)
Debt-to-Equity	9.0x	8.5x	7.8x	8.0X
Implied Leverage including TBAs	9.1x	8.4x	7.9X	7.7X
Rates DV01[1]	$166,000	$619,000	$890,000	$667,000
Spread DV01[2]	$5,755,000	$5,859,000	$5,937,000	$6,047,000
Net Balance Sheet Duration	0.12	0.49	0.72	0.55
Liquidity[3] (millions)	$557	$598	$624	$630
FNCL 3.0 Price	$102.00	$101.56	$101.63	$101.42
FNCL 3.5 Price	$102.80	$102.64	$102.69	$102.67
2 Year Treasury Yield	1.51%	1.62%	1.53%	1.61%
5 Year Treasury Yield	1.39%	1.55%	1.52%	1.63%
10 Year Treasury Yield	1.50%	1.67%	1.69%	1.78%
2 Year OIS Swap Rate	1.23%	1.36%	1.29%	1.36%
5 Year OIS Swap Rate	1.05%	1.25%	1.24%	1.36%
10 Year OIS Swap Rate	1.12%	1.33%	1.36%	1.47%

1. Rates DV01 is the dollar value change for a parallel shift of 1 basis point change in interest rates.
2. Spreads DV01 is the dollar value change for a 1 basis point change in option adjusted spreads.
3. Liquidity positions include cash and unlevered securities.

ARMOUR Net Interest Margin 5 Net Interest Margin Analysis 4 3 Asset Yield Cost of Funds NIM Q1 2017 2.93% 1.32% 1.61% t Q2 2017 3.11% 1.39% 1.72% n e c Q3 2017 3.06% 1.42% 1.64% r 2 e P Q4 2017 3.02% 1.47% 1.55% Q1 2018 3.05% 1.53% 1.52% 1 Q2 2018 3.13% 1.57% 1.56% Q3 2018 3.46% 1.82% 1.64% Q4 2018 3.59% 1.92% 1.67% Q1 2019 3.65% 2.03% 1.62% 0 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 1 1 1 1 1 1 1 1 1 1 Q2 2019 3.70% 2.30% 1.40% 0 1 2 3 4 5 6 7 8 9 Q3 2019 3.56% 2.25% 1.31% Asset Yield Cost of Funds Net Interest Margin

ARMOUR Portfolio

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Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration
Agency ARMs & Hybrids	0.3%	$38.3	104.8%	103.4%	3.84/4.45	0.90
Agency Multifamily Ballooning in 120 Months or Less	23.2%	$2,830.2	101.8%	107.9%	3.45/4.51	6.34
Agency Fixed Rates Maturing Between 0 and 180 Months	9.2%	$1,122.4	102.7%	106.3%	4.00/4.60	3.15
Agency Fixed Rates Maturing Between 181 and 240 Months	0.0%	$2.9	107.9%	107.1%	4.25/5.20	3.59
Agency Fixed Rates Maturing Between 241 and 360 Months	63.9%	$7,797.2	102.4%	104.8%	3.85/4.48	2.11
Agency Portfolio	**96.6%**	**$11,791.0**	**102.3%**	**105.6%**	**3.77/4.50**	**3.22**
Agency 30Y TBA Long Positions	4.9%	$596.3	99.2%	99.4%	2.59/ N/A	4.44
Agency 30Y TBA Short Positions	(8.5)%	$(1,038.0)	103.7%	103.8%	4.00/ N/A	-1.11
Net TBA Positions	**(3.6)%**	**$(441.7)**				
Legacy Non-Agency Assets	0.5%	$64.7	74.3%	82.2%	5.56/4.77	2.13
New Issue Prime Fixed Non-Agency	0.1%	$16.0	94.9%	100.9%	3.68/3.96	4.22
Credit Risk Transfer	6.4%	$781.2	99.6%	106.4%	5.89/4.09	-2.07
Credit Risk & Non-Agency Portfolio	**7.1%**	**$862.0**	**97.1%**	**104.0%**	**5.82/4.14**	**-1.63**
Total Portfolio	**100.0%**	**$12,211.3**	**101.7%**	**105.4%**	**3.84/4.40**	**3.12**

- Approximately 90% of ARMOUR's Agency portfolio (excluding TBA positions) benefits from favorable prepayment characteristics, including:
  - 24% have prepayment penalties (DUS).
  - 49% have loan balances less than or equal to 225k.
  - 17% have loan-to-value ratios greater than 95%, FICO scores of less than 700 or seasoning of greater than 24 months.

Information as of 11/30/2019. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

ARMOUR Hedge & Financing Composition

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Interest Rate Swaps

Remaining Term (Months)	0-12	13-24	25-36	37-48	49-60	61-72	73-84	85-96	97-108	109-120	Total
Weighted Average Remaining Term (Months)	5	14	33	39	53	61	76	84	—	119	**50**
Notional Amount (millions)	$975	$1,000	$1,000	$1,025	$1,600	$175	$50	$1,000	—	$1,000	**$7,825**

- Approximately 84% of ARMOUR's Interest Rate Swap Positions are pay fixed and receive Fed Funds with a weighted average remaining term of 52 months.
- Approximately 13% of ARMOUR's Interest Rate Swap Positions are pay fixed and receive 3-Month Libor with a weighted average remaining term of 39 months.
- Approximately 3% of ARMOUR's Interest Rate Swap Positions are pay fixed and receive SOFR with a weighted average remaining term of 60 months.

Repurchase Agreements

Repo Counterparty	Principal Borrowed (millions)	% of Repo Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
BUCKLER Securities LLC [(1)]	$5,070.4	46.3%	49	21	66
All Other Counterparties [(2)]	$5,890.1	53.7%	68	38	66
Total or Weighted Average Repo Positions	**$10,960.5**	**100%**	**59**	**30**	

Agency Repo Principal	$10,361.1
Non-Agency Repo Principal	$599.4
Weighted Average Repo Rate	2.02%
Weighted Average Haircut	5.1%

(1) Affiliated with ARMOUR.
(2) ARMOUR has signed MRAs with 49 counterparties and is currently active with 25 of them.

Information as of 11/30/2019. Some totals may not foot due to rounding.

ARMOUR Portfolio Constant Prepayment Rates ("CPR") 8 Trailing Twelve Month Portfolio CPR* 25 20 15 10 5 0 8 9 9 9 9 9 9 9 9 9 9 9 9 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 0 0 0 0 0 0 0 0 2 2 2 2 2 2 2 2 2 2 2 2 2 r y y h il y e ly st r r r r e ar ar rc r a n u u e e e e b u u a p M u J g b b b b m n r A J u m to m m ce a b M A te c ve ce e J Fe p O o e D Se N D Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19 CPR 4.2 3.9 3.7 4.1 5.5 7.7 8.8 8.4 14.5 17.0 18.6 18.5 14.3 *On 12/5/19 the most recent prepayment data was released. Constant Prepayment Rate ("CPR") is the annualized equivalent of single monthly mortality ("SMM"). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 armourreit.com 772-617-4340